UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2013

BIG CLIX, CORP.
(Exact Name of Registrant as Specified in Charter)

Florida	333-168403	27-2880472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRA Employer Identification No.)

12D School Street Fairfax, CA	94930
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 250-3020

__________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the Form 8-K Current Report filed on July 19, 2013, is being filed to correct certain information about the merger transaction.

Item 1.01   Entry into Material Definitive Agreement.

On July 15, 2013, Big Clix, Corp. (the “Company”), Hydro Phi Technologies, Inc., a Delaware corporation (“Hydro Phi”), and HPT Acquisition Corp., a Delaware corporation (“HPT”), a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that all the outstanding equity of Hydro Phi, on consummation of the merger (the “Merger”) will be exchanged for approximately 82,000,000 shares of common stock of the Company, currently calculated to be approximately 80% of the issued and outstanding shares of common stock of the Company after the Merger.

The parties to the Merger Agreement expected the Merger to have been consummated by July 31, 2013, and have agreed to continue through August 19, 2013, to satisfy the conditions and understandings for the Merger to be consummated.

The Merger Agreement contains typical representations and warranties by the Company and Hydro Phi about their businesses, operations and financial conditions.  There are a number of conditions and understandings to be satisfied for the consummation of the Merger, the most important of which is that the post-Merger company is funded for continuing operations as mutually agreed.

In connection with the Merger, the Company executed an Investment Agreement with Kodiak Capital Group LLC, which, subject to certain conditions, will provide an equity line of credit to the Company for a period of one year after the Company registers for resale the shares that may be sold under the Investment Agreement.  In the Investment Agreement, the Company is to deliver upon consummation of the Merger Agreement, 5,000,000 shares of common stock, which will be issued on a restricted basis, with the Company having the right to repurchase all the shares for $400,000 within one year.  The Company also entered into a registration rights agreement to register the shares issuable under the Investment Agreement for resale.

In connection with the Merger, the Company executed an agreement under which it will sell equity and equity-based securities to an investor in a private placement transaction for cash proceeds within three days after the consummation of the Merger.  As the Merger has not been consummated, the investor is not yet obligated to make its investment into the Company.  If this agreement is consummated, then the proceeds will be used for working capital.

In connection with the Merger, 156,300,000 shares of common stock of the Company previously issued and outstanding will be cancelled in a contribution to capital.  This cancellation will take place only at the consummation of the Merger.

Mr. Patrick Yore will appoint Mr. Roger M. Slotkin as the sole director of the Company and will resign as a director and officer of the Company.

To effect the Merger, the Company terminated its letter of intent with IJR Consulting Corp.

Because certain aspects of the transactions related to the Merger have not yet taken place, there is no assurance that all the transactions will be completed as contemplated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Big Clix, Corp.

Date: August 7, 2013	By:	/S/ Patrick Yore
Patrick Yore,
Chief Executive Officer and Director

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